UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 12, 2019
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-36812	46-5087339
(State or other jurisdiction	h	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

31 St. James Avenue, 6th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 12, 2019, Flex Pharma, Inc. (the “Company”) received approval from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) to transfer the listing of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market. This transfer was effective at the opening of business on February 13, 2019. The Company’s common stock will continue to trade under the symbol “FLKS.”

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2018, the Company received a notice (the “Notice”) from Nasdaq on August 13, 2018 indicating that the bid price of the Company’s common stock for the prior 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

The Staff’s determination in the February 12, 2019 notification letter was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice to Nasdaq of its intention to regain compliance by effecting a reverse stock split, if necessary. The Company may achieve compliance during this additional 180-day period if the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days before August 12, 2019.

If the Company chooses to implement a reverse stock split in order to regain compliance with the Minimum Bid Price Requirement, the Company must complete the split no later than 10 business days prior to August 12, 2019 in order to timely regain compliance. If the Company does not regain compliance by August 12, 2019, the Staff indicated that it will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (“Panel”). The Company’s common stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal any delisting determination by the Staff to the Panel, that such appeal would be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: February 15, 2019
	By:	/s/ John McCabe
John McCabe
Chief Financial Officer